STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Filing Acknowledgement

July 9, 2007

Job Number	Corporation Number
C20070709-1386	E0479382007-2

Filing Description	Document Filing Number	Date/ Time of Filing
Articles of Incorporation	20070469191-89	July 9, 2007 11:49:40 AM

Corporation Name	Resident Agent
MAX CASH MEDIA, INC.	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the  date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                    Respectfully,

                  /s/Ross Miller
                    ROSS MILLER
                    Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)
Filed in the office of /s/Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070469191-89
Filing Date and Time 07/09/2007 11:49 AM
Entity Number E0479382007-2

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

1. Name of Corporation	MAX CASH MEDIA, INC.

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
	502 East John Street		Carson City	Nevada	89706
	(MANDATORY) Physical Address		City	State	Zip Code

	(OPTIONAL) Mailing Address		City	State	Zip Code

3. Shares: (Number of shares corporation is authorized to issue	Number of shares With par value:	110,000,000 consisting of 100,000,000 common 10,000,000 preferred	Par value Per share: $.001	Number of shares Without par value:
4. Name & Addresses Of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional pages if more than three directors/trustees
1. Noah Levinson
Name
	50 Brompton Road, 1X		Great Neck	NY	11021
	Street Address		City	State	Zip Code

2.

	Street Address		City	State	Zip Code

3.
Name

	Street Address		City	State	Zip Code

5. Purpose: (optional –see Instructions)	The purpose of this corporation shall be: Entertainment industry

6. Name, Address And Signature of Incorporator: (attach additional pages if more than 1 incorporator)	Corporation Service Company		Corporation Service Company
	Name		X By: /s/ Elizabeth
Signature:
Title: Assistant Secretary

	830 Bear Tavern Road, Suite 305		West Trenton	NJ	08628
	Address		City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc.
	X By: /s/ Elizabeth				7/9/07
	Authorized Signature of R.A. or On behalf of R.A. Company				Date

This form must be accompanied by appropriate fees.